Exhibit 10.9

Execution Version

SECOND LIEN PLEDGE AGREEMENT

SECOND LIEN PLEDGE AGREEMENT, dated as of October 22, 2018 (this “Agreement”), among GLOBE INTERMEDIATE CORP., a Delaware corporation (“Holdings”; as further defined in the Credit Agreement), GOBP HOLDINGS, INC., a Delaware corporation (the “Borrower”), each of the subsidiaries of the Borrower listed on Schedule 1 hereto or that becomes a party hereto pursuant to Section 9(b) (each such subsidiary, individually, a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; and, together with Holdings and the Borrower, collectively, the “Pledgors”), and MORGAN STANLEY SENIOR FUNDING, INC., as collateral agent for the Second Lien Secured Parties (as defined below) (in such capacity, together with its successors, assigns, designees and sub-agents in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, (a) Holdings and the Borrower are parties to that certain Second Lien Credit Agreement, dated as of the date hereof (the “Second Lien Credit Agreement”), with the several Lenders from time to time party thereto, MORGAN STANLEY SENIOR FUNDING, INC., as the Administrative Agent and the Collateral Agent, and the other parties thereto, pursuant to which the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein, (b) one or more Hedge Banks may from time to time enter into Secured Hedging Agreements with any Credit Party or any Restricted Subsidiary, (c) one or more Cash Management Banks may from time to time provide Cash Management Services pursuant to Secured Cash Management Agreements to any Credit Party or any Restricted Subsidiary and (d) the Credit Parties may incur Additional Second Lien Obligations (as defined below) from time to time to the extent permitted by the Second Lien Credit Agreement and each Additional Second Lien Agreement (as defined below) (clauses (a), (b), (c) and (d), collectively, the “Extensions of Credit”);

WHEREAS, each Subsidiary Pledgor is a Subsidiary of the Borrower or other Subsidiary Pledgor;

WHEREAS, the Pledgors are party to the Second Lien Security Agreement dated as of the date hereof (the “Second Lien Security Agreement”), among the Pledgors and the Collateral Agent;

WHEREAS, pursuant to the Second Lien Guarantee, dated as of the date hereof (the “Second Lien Guarantee”), among Holdings, the Borrower (other than with respect to its own obligations), each Subsidiary Pledgor and the Collateral Agent, Holdings, the Borrower and each of the Subsidiary Pledgors have agreed to guarantee, for the benefit of the Second Lien Secured Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Second Lien Obligations;

WHEREAS, Holdings, the Borrower (other than in respect of its own obligations) and each of the Subsidiary Pledgors may also unconditionally and irrevocably guaranty, as primary obligors and not merely as sureties, for the benefit of the Second Lien Secured Parties under any Additional Second Lien Agreements, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Additional Second Lien Obligations;

WHEREAS, Holdings is an affiliate of the Borrower and each Subsidiary Pledgor is a Subsidiary of the Borrower;

WHEREAS, the proceeds of the Extensions of Credit will be used in part to finance the Existing Debt Refinancing, the 2018 Dividend and/or the Transaction Expenses and for other general corporate purposes of the Borrower and its subsidiaries;

WHEREAS, each Pledgor acknowledges that it will derive substantial direct and indirect benefit from the making of the Extensions of Credit and have agreed to secure their obligations with respect thereto pursuant to this Agreement on a first priority basis (subject to Liens permitted by each of the Second Lien Credit Agreement and any Additional Second Lien Agreement);

WHEREAS, it is a condition precedent to the obligations of the Lenders to make their respective Extensions of Credit to the Borrower under the Second Lien Credit Agreement that the Pledgors shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Second Lien Secured Parties; and

WHEREAS, (a) the Pledgors are the legal and beneficial owners of the Capital Stock described in Schedule 2 and issued by the entities named therein (such Capital Stock, together with all other Capital Stock required to be pledged pursuant to Section 9.11(a) of the Second Lien Credit Agreement or any equivalent provision of any Additional Second Lien Agreement (the “After-acquired Shares”), are referred to collectively herein as the “Pledged Shares”), (b) each of the Pledgors is the legal and beneficial owner of the Certificated Securities, Tangible Chattel Paper or Instruments evidencing Indebtedness owed to it described in Schedule 2 and issued by the entities named therein (such Certificated Securities, Tangible Chattel Paper or Instruments, together with any other Indebtedness owed to any Pledgor hereafter and required to be pledged pursuant to Section 9.11(a) of the Second Lien Credit Agreement or any equivalent provision of any Additional Second Lien Agreement (the “After-acquired Debt”), are referred to collectively herein as the “Pledged Debt”), in each case as such schedule may be amended or supplemented pursuant to Section 9.11(a) of the Second Lien Credit Agreement or any equivalent provision of any Additional Second Lien Agreement and/or Section 9(b) hereof and (c) the Pledgors are the legal and beneficial owners of the Intercompany Note described in Schedule 2 and issued by the entities named therein, evidencing all Indebtedness of Holdings, the Borrower and each of its Restricted Subsidiaries that is owing to any Credit Party and required to be pledged pursuant to Section 9.11(b) of the Second Lien Credit Agreement or any equivalent provision of any Additional Second Lien Agreement, in each case as such schedule may be amended or supplemented pursuant to Section 9(b) hereof.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and to induce the Agents, the Lenders to enter into the Second Lien Credit Agreement and to induce the Lenders to make their respective Extensions of Credit to the Borrower under the Second Lien Credit Agreement, to induce the holders of any Additional Second Lien Obligations to make their advances under the applicable Additional Second Lien Agreement, to induce one or more Hedge Banks to enter into Secured Hedging Agreements with any Credit Party or any Restricted Subsidiary and to induce one or more Cash Management Banks to provide Cash Management Services pursuant to Secured Cash Management Agreements to any Credit Party or any Restricted Subsidiary, the Pledgors hereby agree with the Collateral Agent, for the benefit of the Second Lien Secured Parties, as follows:

1.    Defined Terms.

(a)    (i) Unless otherwise defined herein, terms defined in the Second Lien Credit Agreement and used herein (including terms used in the preamble and the recitals) shall have the meanings given to them in the Second Lien Credit Agreement and (ii) all terms defined in the Uniform Commercial Code from time to time in effect in the State of New York (the “NY UCC”) and used herein and not defined herein or in the Second Lien Credit Agreement shall have the meanings specified therein (and if defined in more than one article of the NY UCC, shall have the meaning specified in Article 9 thereof). Furthermore, unless otherwise defined herein, in the Second Lien Credit Agreement or the NY UCC, terms defined in the Second Lien Security Agreement and used herein shall have the meanings assigned to them in the Second Lien Security Agreement.

(b)    The rules of construction and other interpretive provisions specified in Sections 1.2, 1.5, 1.6, 1.7, 1.8, 1.10 and 1.11 of the Second Lien Credit Agreement shall apply to this Agreement, including terms defined in the preamble and recitals to this Agreement.

(c)    The following terms shall have the following meanings:

“Additional Second Lien Agreement” shall mean any indenture, credit agreement, loan agreement, note purchase agreement or other document, instrument or agreement, if any, pursuant to which any Pledgor has or will Incur Additional Second Lien Obligations as permitted by each of the Second Lien Credit Agreement and any Additional Second Lien Agreement then in effect; provided that, in each case, the Indebtedness thereunder has been designated as Additional Second Lien Obligations pursuant to and in accordance with Section 7.16 of the Second Lien Security Agreement.

“Additional Second Lien Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Pledgor arising under any Additional Second Lien Agreement relating to Indebtedness Incurred by, or provided to, the Borrower and/or any other Credit Party including, without limitation, Permitted Additional Debt Obligations and Permitted Equal Priority Refinancing Debt in respect of the Obligations, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Pledgor or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding (or that would accrue but for the operation of applicable Debtor Relief Laws), regardless of whether such interest and fees are allowed claims in such proceeding, in each case, that have been designated as Additional Second Lien Obligations pursuant to and in accordance with Section 7.16 of the Second Lien Security Agreement.

“Additional Second Lien Secured Party Consent” shall mean a consent in the form of Exhibit 3 to the Second Lien Security Agreement.

“After-acquired Debt” shall have the meaning assigned to such term in the recitals to this Agreement.

“After-acquired Shares” shall have the meaning assigned to such term in the recitals to this Agreement.

“Agreement” shall have the meaning assigned to such term in the preamble to this Agreement.

“Authorized Representative” shall mean (a) the Administrative Agent with respect to the Second Lien Credit Agreement and (b) any duly authorized agent, trustee or representative of any other Second Lien Secured Party under Additional Second Lien Agreements designated as “Authorized Representative” for any Second Lien Secured Party in an Additional Second Lien Secured Party Consent delivered to the Collateral Agent.

“Collateral” shall have the meaning assigned to such term in Section 2.

“Collateral Agent” shall have the meaning assigned to such term in the preamble to this Agreement.

“Credit Party” shall mean the Borrower, Holdings, the Subsidiary Pledgors and each other Subsidiary of the Borrower that is a party to the Second Lien Credit Agreement, any other Credit Document or any Additional Second Lien Agreement.

“Default” or “Event of Default” shall mean a “default” or “event of default” under the Second Lien Credit Agreement or under any Additional Second Lien Agreement.

“Excluded Property” shall have the meaning assigned to such term in the Second Lien Security Agreement; provided that clause (c) of such definition of “Excluded Property” shall not apply for purposes of this Agreement.

“Extensions of Credit” shall have the meaning assigned to such term in the recitals to this Agreement.

“First Lien Credit Agreement” means the First Lien Credit Agreement, dated as of October 22, 2018 (as the same may be amended, supplemented, restated or otherwise modified from time to time), among Holdings, the Borrower, the lenders from time to time party thereto, the Letter of Credit Issuers from time to time party thereto, Morgan Stanley Senior Funding, Inc., as Administrative Agent, Collateral Agent and Swingline Lender, and other parties thereto.

“First Lien Credit Documents” shall have the meaning assigned to the term “Credit Documents” in the First Lien Credit Agreement.

“First Lien Pledge Agreement” shall have the meaning assigned to the term “Pledge Agreement” in the First Lien Credit Agreement.

“NY UCC” shall have the meaning assigned to such term in Section 1(a)(ii).

“Permitted Pledged Collateral Liens” shall have the meaning assigned to such term in Section 5(b).

“Pledged Debt” shall have the meaning assigned to such term in the recitals to this Agreement.

“Pledged Shares” shall have the meaning assigned to such term in the recitals to this Agreement.

“Pledgors” shall have the meaning assigned to such term in the preamble to this Agreement.

“Proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the NY UCC and, in any event, shall include with respect to any Pledgor, any consideration received from the sale, exchange, license, lease or other Disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Collateral Agent and (b) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Second Lien Credit Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

“Second Lien Guarantee” shall have the meaning assigned to such term in the recitals to this Agreement.

“Second Lien Obligations” shall mean, collectively, the Obligations and any Additional Second Lien Obligations.

“Second Lien Secured Parties” shall mean, collectively, the Secured Parties (as defined in the Second Lien Credit Agreement) and, if any, the holders of Additional Second Lien Obligations and any Authorized Representative with respect thereto.

“Second Lien Security Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

“Secured Debt Documents” shall mean, collectively, the Credit Documents, each Secured Hedging Agreement entered into with a Hedge Bank and each Secured Cash Management Agreement entered into with a Cash Management Bank.

“Security Interest” shall have the meaning assigned to such term in Section 2.

“Subsidiary Pledgors” shall have the meaning assigned to such term in the preamble to this Agreement.

“Termination Date” shall mean the date on which all Second Lien Obligations (other than (i) Hedging Obligations in respect of any Secured Hedging Agreements, (ii) Cash Management Obligations in respect of any Secured Cash Management Agreements and (iii) any contingent obligations or other contingent indemnification obligations not then due and payable) have been paid in full, all Commitments have terminated or expired.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.

(d)    Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Pledgor, shall refer to such Pledgor’s Collateral or the relevant part thereof.

2.    Grant of Security. As security for the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of the Second Lien Obligations, each Pledgor hereby transfers, assigns and pledges to the Collateral Agent (or its agent, designee or bailee), for the benefit of the Second Lien Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the Second Lien Secured Parties, a security interest in and continuing lien on (the “Security Interest”) all of such Pledgor’s right, title and interest in (subject only to Liens permitted under each of the Second Lien Credit Agreement and any Additional Second Lien Agreement) and to all of the following assets and properties, whether now owned or existing or hereafter acquired or existing or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(a)    the Pledged Shares held by such Pledgor and the certificates, if any, representing such Pledged Shares and any interest of such Pledgor, including all interests documented in the entries on the books of the issuer of the Pledged Shares or any financial intermediary pertaining to the Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Shares;

(b)    the Pledged Debt and the Chattel Paper or Instruments evidencing the Pledged Debt owed to such Pledgor and all payments of principal or interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Debt;

(c)    all other property that may be delivered to and held by the Collateral Agent (or its agent, designee or bailee) pursuant to the terms of this Section 2;

(d)    subject to Section 8, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a), (b) and (c) above;

(e)    the Intercompany Note; and

(f)    to the extent not covered by clauses (a), (b), (c), (d) and (e) above, respectively, all Proceeds of any or all of the foregoing Collateral.

Notwithstanding the foregoing or anything to the contrary contained herein:

(1)    the Collateral for the Second Lien Obligations shall not include any Excluded Capital Stock or any other Excluded Property, and no Pledgor shall be deemed to have granted a Security Interest in any of such Pledgor’s rights or interests in any Excluded Capital Stock or any other Excluded Property;

(2)    at the Borrower’s option and if so specified by the Borrower in a writing delivered to the Collateral Agent at the time the applicable Additional Second Lien Secured Party Consent is delivered, any Collateral securing any Additional Second Lien Obligations (but not any other Obligations) shall not include, solely with respect to such Additional Second Lien Obligations, any Capital Stock and other securities of a Subsidiary to the extent that the pledge of such Capital Stock would result in the Borrower, Holdings (or any Parent Entity thereof) or any Subsidiary being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence and only with respect to the relevant Additional Second Lien Obligations affected; provided that neither Holdings, the Borrower nor any Subsidiary shall take any action in the form of a reorganization, merger or other restructuring a principal purpose of which is to provide for the release of the Lien on any Capital Stock pursuant to this clause (2). In addition, in any case described in clause (2) of the preceding sentence, in the event that Rule 3-16 of Regulation S-X under the Securities Act (“Rule 3-16”) is amended, modified or interpreted by the SEC to require (or is replaced with another Applicable Law, or any other Applicable Law is adopted, that would require) the filing with the SEC (or any other Governmental Authority) of separate financial statements of any Subsidiary of Holdings due to the fact that such Subsidiary’s Capital Stock secures the Additional Second Lien Obligations affected thereby, then the Capital Stock of such Subsidiary will automatically be deemed not to be part of the Collateral securing the relevant Additional Second Lien Obligations affected thereby but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement. In such event, this Agreement may be amended or modified, without the consent of any Second Lien Secured Party, to the extent necessary to release the Lien in favor of the Collateral Agent for the benefit of the holders of any such Additional Second Lien Obligations on the Capital Stock shares that are so deemed to no longer constitute part of the Collateral for the relevant Additional Second Lien Obligations only. In the event that Rule 3-16 is amended, modified or interpreted by the SEC to permit (or is replaced with another Applicable Law, or any other Applicable Law is adopted, that would permit) such Subsidiary’s Capital Stock to secure the Additional Second Lien Obligations in excess of the amount then pledged without the filing with the SEC (or any other Governmental Authority) of separate financial statements of such Subsidiary, then the Capital Stock of such Subsidiary will automatically be deemed to be a part of the Collateral for the relevant Additional Second Lien Obligations. For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, nothing in this paragraph shall limit the pledge of such Capital Stock and other securities from securing the Obligations at all times or from securing any Additional Second Lien Obligations that are not in respect of securities subject to regulation by the SEC (or other Governmental Authority);

(3)    Notwithstanding anything herein to the contrary, the Pledgors shall not be required to take any action intended to cause “Excluded Capital Stock” or any other “Excluded Property” to constitute Collateral (but without limitation of any requirements set forth in clause (i) of the definition of “Excluded Subsidiary”).

TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, for the benefit of the Second Lien Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Collateral or any part thereof and amendments thereto and continuations thereof that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment or continuation, including whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner such as “all assets” or “all personal property, whether now owned or hereafter acquired” of such Pledgor or words of similar effect as being of an equal or lesser scope or with greater detail. Each Pledgor agrees to provide such information to the Collateral Agent promptly upon request. Each Pledgor also ratifies any authorization previously given in writing to the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto or continuations thereof if filed prior to the Closing Date.

3.    Security for the Second Lien Obligations. This Agreement secures the payment of all the Second Lien Obligations. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Second Lien Obligations and would be owed to the Collateral Agent or the Second Lien Secured Parties under the Secured Debt Documents or any Additional Second Lien Agreement but for the fact that they are unenforceable or not allowable due to the existence of a proceeding under any Debtor Relief Law involving any Pledgor.

4.    Delivery of the Collateral. All Certificated Securities, Tangible Chattel Paper or Instruments, if any, representing or evidencing the Collateral shall be promptly delivered to and held by or on behalf of the Collateral Agent (or its agent, designee or bailee) pursuant hereto to the extent required by the Second Lien Credit Agreement or any Additional Second Lien Agreement then in effect and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent; provided that the foregoing shall only apply to Tangible Chattel Paper or an Instrument if the Fair Market Value of such Tangible Chattel Paper or Instrument as of the date acquired or created exceeds $10,000,000 (individually); provided, further, that the foregoing shall not apply to any Excluded Capital Stock, Capital Stock of an Immaterial Subsidiary or Special Purpose Subsidiary or Capital Stock of a Minority Investment. The Collateral Agent shall have the right, at any time after the occurrence and during the continuation of an Event of Default and upon three Business Days’ prior written notice to any Pledgor (except as otherwise expressly provided herein), subject to the terms of the First Lien/Second Lien Intercreditor Agreement to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Shares. After the occurrence and during the continuance of an Event of Default, subject to the terms of the First Lien/Second Lien Intercreditor Agreement, each Pledgor will promptly give to the Collateral Agent (or its agent, designee or bailee) copies of any notices or other communications received by it with respect to Pledged Shares registered in the name of such Pledgor. After the occurrence and during the continuance of an Event of Default, subject to the terms of the First Lien/Second Lien Intercreditor Agreement, the Collateral Agent (or its agent, designee or bailee) shall have the right to exchange the certificates representing Pledged Shares for certificates of smaller or larger denominations for any purpose consistent with this Agreement. Each delivery of Collateral (including any After-acquired Shares and After-acquired Debt) shall be accompanied by a schedule describing the securities and Indebtedness then being pledged hereunder, which shall be attached hereto as part of Schedule 2 and made a part hereof; provided that the failure to attach any such schedule hereto shall not affect the validity of such pledge of such securities and Indebtedness. Each schedule so delivered shall supplement any prior schedules so delivered.

5.    Representations and Warranties. Each Pledgor represents and warrants to the Collateral Agent and each other Second Lien Secured Party that:

(a)    Schedule 2 hereto (i) correctly represents as of the Closing Date (A) the issuer, the issuer’s jurisdiction of formation, the certificate number, if any, the Pledgor and the record owner, the number and class and the percentage of the issued and outstanding Capital Stock of such class of all Pledged Shares and (B) the issuer, the initial principal amount, the Pledgor and holder, date of issuance and maturity date (if applicable) of all Pledged Debt and (ii) together with the comparable schedule to each supplement hereto, includes, all Capital Stock, debt securities and promissory notes held by such Pledgor on the Closing Date and required to be pledged pursuant to Section 6.2(a) and 6.2(b) of the Second Lien Credit Agreement or required to be pledged pursuant to Section 9.11(a) of the Second Lien Credit Agreement, pursuant to any equivalent provision of any Additional Second Lien Agreement and pursuant to Section 9(b) hereof, except in each case to the extent constituting (x) debt securities and promissory notes not required to be delivered hereunder pursuant to Section 4, (y) Excluded Capital Stock or (z) Excluded Property. Except as set forth on Schedule 2, the Pledged Shares represent all of the issued and outstanding Capital Stock of each class of Capital Stock (or 65% of all of the issued and outstanding voting Capital Stock and 100% of all issued and outstanding non-voting Capital Stock in the case of pledges of Capital Stock in Foreign Subsidiaries or FSHCOs) in the issuer on the Closing Date.

(b)    Such Pledgor is the legal and beneficial owner of the Collateral pledged or assigned by such Pledgor hereunder free and clear of any Lien, except for (1) the Liens created by this Agreement and by any Additional Second Lien Agreement, (2) the Liens created by the First Lien Credit Documents and permitted under each of the First Lien Credit Agreement and any Additional Second Lien Agreement, (3) any Liens on the Collateral that rank senior in priority to the Liens on the Collateral described in subclause (1) and permitted by each of the Second Lien Credit Agreement and any Additional Second Lien Agreement (including, for the avoidance of doubt, the Liens created by the First

Lien Credit Documents and any Additional First Lien Agreement (as defined in the “Security Agreement” (as defined in the First Lien Credit Agreement)) and (4) any consensual Liens permitted by Section 10.2 of the Second Lien Credit Agreement to secure such Collateral (the Liens described in clauses (1), (2), (3) and (4), collectively the “Permitted Pledged Collateral Liens”).

(c)    As of the Closing Date, the Pledged Shares pledged by such Pledgor hereunder have been duly authorized and validly issued and, in the case of Pledged Shares issued by a corporation, are fully paid and non-assessable.

(d)    Except for restrictions and limitations imposed by (x) the Permitted Pledged Collateral Liens and the underlying documents thereof or securities laws generally, (y) Applicable Law or (z) agreements relating to Dispositions of Collateral permitted by the Second Lien Credit Agreement, the Collateral is freely transferable and assignable, and none of the Collateral is subject to any option, right of first refusal, shareholders agreement, charter or bylaw provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Collateral hereunder, the sale or Disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder.

(e)    No consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect).

(f)    The execution and delivery by such Pledgor of this Agreement and the pledge of the Collateral pledged by such Pledgor hereunder pursuant hereto create a legal, valid and enforceable security interest in such Collateral (in the case of the Capital Stock of Foreign Subsidiaries, to the extent the creation of such security interest in the Capital Stock of Foreign Subsidiaries is governed by the NY UCC) and (i) in the case of Certificated Securities, Tangible Chattel Paper or Instruments representing or evidencing the Collateral, upon the earlier of (x) delivery of such Collateral to the Collateral Agent (or its agent, designee or bailee) in accordance with this Agreement and (y) the filing of the applicable Uniform Commercial Code financing statements described in Section 3.3(a) of the Second Lien Security Agreement and (ii) in the case of all other Collateral in which a security interest may be perfected by filing a financing statement under the Uniform Commercial Code of any jurisdiction, upon the filing of the applicable Uniform Commercial Code financing statements described in Section 3.3(a) of the Second Lien Security Agreement, shall create a perfected security interest in such Collateral (in the case of the Capital Stock of Foreign Subsidiaries, to the extent the creation of such security interest in the Capital Stock of Foreign Subsidiaries is governed by the NY UCC), securing the payment of the Second Lien Obligations, in favor of the Collateral Agent, for the benefit of the Second Lien Secured Parties, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

(g)    The pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Second Lien Secured Parties, the rights of the Collateral Agent in the Collateral as set forth herein.

(h)    Such Pledgor has full power, authority and legal right to pledge all the Collateral pledged by such Pledgor pursuant to this Agreement and this Agreement constitutes a legal, valid and binding obligation of such Pledgor (in the case of the Capital Stock of Foreign Subsidiaries, to the extent the creation of such security interest in the Capital Stock of Foreign Subsidiaries is governed by the NY UCC), enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

(i)    The Pledged Debt constitutes all of the outstanding Indebtedness for borrowed money (except Indebtedness of Holdings, the Borrower and each Restricted Subsidiary that is owing to any Pledgor) which, in each case, is owed by any Person to such Pledgor and with an aggregate principal amount in excess of $10,000,000 as of the Closing Date and required to be pledged hereunder or pursuant to Section 6.2(b) or 9.11 of the Second Lien Credit Agreement or any equivalent provision of any Additional Second Lien Agreement.

6.    Certification of Limited Liability Company Interests, Limited Partnership Interests, Corporate Interests and Pledged Debt.

(a)    Unless otherwise consented to by the Collateral Agent, Capital Stock required to be pledged hereunder in any Domestic Subsidiary that is organized as a limited liability company or limited partnership and pledged hereunder shall either (i) be represented by a certificate, and in the Organizational Documents of such Domestic Subsidiary the applicable Pledgor shall cause the issuer of such interests to elect to treat such interests as a “security” within the meaning of Article 8 of the Uniform Commercial Code of its jurisdiction of organization or formation, as applicable, by including in its Organizational Documents language substantially similar to the following and, accordingly, such interests shall be governed by Article 8 of the Uniform Commercial Code:

“The [partnership/limited liability company] hereby irrevocably elects that all [partnership/membership] interests in the [partnership/limited liability company] shall be securities governed by Article 8 of the Uniform Commercial Code of [jurisdiction of organization or formation, as applicable]. Each certificate evidencing [partnership/membership] interests in the [partnership/limited liability company] shall bear the following legend: “This certificate evidences an interest in [name of [partnership/limited liability company]] and shall be a security for purposes of Article 8 of the Uniform Commercial Code.” No change to this provision shall be effective until all outstanding certificates have been surrendered for cancellation and any new certificates thereafter issued shall not bear the foregoing legend.”

or (ii) not have elected to be treated as a “security” within the meaning of Article 8 of the Uniform Commercial Code by the issuer of such Capital Stock and shall not be represented by a certificate; provided that such Pledgor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the Uniform Commercial Code, nor shall such interest be represented by a certificate, unless such Pledgor provides prompt (and in any event within five (5) Business Days, subject to extension in the sole discretion of the Collateral Agent) written notification to the Collateral Agent of such election and such interest is thereafter represented by a certificate that is promptly delivered to the Collateral Agent (or its agent, designee or bailee) pursuant to the terms hereof.

(b)    Subject to the limitations set forth herein, in Section 9.11(a) of the Second Lien Credit Agreement, in Section 3.3(b) of the Second Lien Security Agreement or in any equivalent provision of any Additional Second Lien Agreement, each Pledgor will cause each separate obligation of Indebtedness for borrowed money not already evidenced by an Intercompany Note, having an aggregate principal amount in excess of $10,000,000 owed to any Pledgor and required to be pledged pursuant to the Second Lien Credit Agreement or any Additional Second Lien Agreement to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent (or its agent, designee or bailee) pursuant to the terms hereof.

7.    Further Assurances. Subject to the limitations set forth in this Agreement, the other Security Documents (including Section 3.3(b) of the Second Lien Security Agreement) and in any Additional Second Lien Agreement, each Pledgor agrees that at any time and from time to time, at the expense of such Pledgor, it will execute or otherwise authorize the filing of any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any Applicable Law, or which the Collateral Agent or the Required Lenders (or if there are any Additional Second Lien Obligations outstanding, subject to the terms of any intercreditor agreement among the holders of Second Lien Obligations, the requisite holders or lenders of such Additional Second Lien Obligations) may reasonably request, in order (x) to perfect and protect any pledge, assignment or security interest granted or intended to be granted hereby (including the priority thereof) or (y) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

8.    Voting Rights; Dividends and Distributions; Etc.

(a)    So long as no Event of Default shall have occurred and be continuing and three Business Days’ prior written notice has not been received by the Borrower from the Collateral Agent:

(i)    Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not prohibited by the terms of this Agreement, the other Secured Debt Documents or any Additional Second Lien Agreement.

(ii)    The Collateral Agent (and its agent, designee or bailee) shall execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.

(b)    Subject to paragraph (c) below, each Pledgor shall be entitled to receive and retain and use, free and clear of the Lien of this Agreement, any and all dividends, distributions, redemptions, principal and interest made or paid in respect of the Collateral to the extent not prohibited by any Secured Debt Document or any Additional Second Lien Agreement; provided, however, that any and all noncash dividends, interest, principal or other distributions that would constitute Pledged Shares or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Capital Stock of the issuer of any Pledged Shares or received in exchange for Pledged Shares or Pledged Debt or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be, and shall be forthwith delivered to the Collateral Agent (or its agent, designee or bailee) to hold as, Collateral and shall, if received by such Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the Collateral Agent (or its agent, designee or bailee) as Collateral in the same form as so received (with any necessary indorsement).

(c)    Subject to the terms of the First Lien/Second Lien Intercreditor Agreement, upon three Business Days’ prior written notice to the Pledgors by the Collateral Agent following the occurrence and during the continuation of an Event of Default:

(i)    all rights of such Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 8(a)(i) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights during the continuation of such Event of Default; provided that, unless otherwise directed by the Required Lenders (or if there are any Additional Second Lien Obligations outstanding, subject to the terms of any intercreditor agreement among the holders of Second Lien Obligations, the requisite holders or lenders of such Additional Second Lien Obligations), the Collateral Agent shall have the right from time to time following the occurrence and during the continuation of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived or otherwise cease to be continuing and the Borrower has delivered to the Collateral Agent a certificate to that effect, each Pledgor will have the right to exercise the voting and consensual rights that such Pledgor would otherwise be entitled to exercise pursuant to the terms of Section 8(a)(i) (and the obligations of the Collateral Agent under Section 8(a)(ii) shall be reinstated);

(ii)    all rights of such Pledgor to receive the dividends, distributions and principal and interest payments that such Pledgor would otherwise be authorized to receive and retain pursuant to Section 8(b) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Collateral such dividends, distributions and principal and interest payments during the continuation of such Event of Default. After all Events of Default have been cured or waived or otherwise cease to be continuing and the Borrower has delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall repay to each Pledgor (without interest) and each Pledgor shall be entitled to receive, retain and use all dividends, distributions and principal and interest payments that such Pledgor would otherwise be permitted to receive, retain and use pursuant to the terms of Section 8(b);

(iii)    all dividends, distributions and principal and interest payments that are received by such Pledgor contrary to the provisions of Section 8(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall forthwith be delivered to the Collateral Agent (or its agent, designee or bailee) as Collateral in the same form as so received (with any necessary indorsements); and

(iv)    in order to permit the Collateral Agent to receive all dividends, distributions and principal and interest payments to which it may be entitled under Section 8(b) above, to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to Section 8(c)(i), and to receive all dividends, distributions and principal and interest payments that it may be entitled to under Sections 8(c)(ii) and (c)(iii), such Pledgor shall from time to time execute and deliver to the Collateral Agent, appropriate proxies, dividend payment orders and other instruments as the Collateral Agent may reasonably request.

(d)    Any notice given by the Collateral Agent to the Pledgors suspending their rights under paragraph (c) of this Section 8, (i) may be given to one or more of the Pledgors at the same or different times and (ii) may suspend the rights of the Pledgors under paragraph (a)(i) or paragraph (b) of this Section 8 in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

9.    Transfers and Other Liens; Additional Collateral; Etc. Each Pledgor shall:

(a)    not, except as permitted by each of the Second Lien Credit Agreement and each Additional Second Lien Agreement (including pursuant to waivers and consents thereunder), (i) sell or otherwise Dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) create or suffer to exist any consensual Lien upon or with respect to any of the Collateral; provided that, in the event such Pledgor sells or otherwise Disposes of assets as permitted by each of the Second Lien Credit Agreement and each Additional Second Lien Agreement (including pursuant to waivers and consents thereunder) to a Person that is not a Pledgor and such assets are or include any of the Collateral, such Collateral shall automatically be released to such Pledgor free and clear of the Lien created by this Agreement concurrently with the consummation of such Disposition in accordance with Section 13.17 of the Second Lien Credit Agreement, any equivalent provision of any Additional Second Lien Agreement and with Section 14 hereof;

(b)    pledge and, if applicable, cause each Subsidiary required to become a party hereto to pledge, to the Collateral Agent (or its agent or designee) for the benefit of the Second Lien Secured Parties, promptly upon acquisition thereof, all After-acquired Shares and After-acquired Debt required to be pledged pursuant to Section 9.11(a) of the Second Lien Credit Agreement and any equivalent provision of any Additional Second Lien Agreement, except in each case to the extent such After-acquired Shares and After-acquired Debt constitute Excluded Capital Stock or Excluded Property and in each case pursuant to a supplement to this Agreement substantially in the form of Annex A hereto or such other form reasonably satisfactory to the Collateral Agent (it being understood that the execution and delivery of such a supplement shall not require the consent of any Pledgor hereunder and that the rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Pledgor as a party to this Agreement); and

(c)    take any actions required under Applicable Law or which the Collateral Agent or Required Lenders may reasonably request to defend its and the Collateral Agent’s title or interest in and to all the Collateral (and in the Proceeds thereof) against any and all Liens (other than any Permitted Pledged Collateral Liens), however arising, and any and all Persons whomsoever and, subject to Section 13.17 of the Second Lien Credit Agreement, any equivalent provision of any Additional Second Lien Agreement and Section 14 hereof, to maintain and preserve the Lien and security interest created by this Agreement until the Termination Date.

10.    Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints, which appointment is irrevocable and coupled with an interest, the Collateral Agent as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to take any action and to execute any instrument, in each case after the occurrence and during the continuation of an Event of Default, that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including to receive, indorse and collect all instruments made payable to such Pledgor representing any dividend, distribution or principal or interest payment in respect of the Collateral or any part thereof and to give full discharge for the same.

11.    The Collateral Agent’s Duties. The powers conferred on the Collateral Agent hereunder are solely to protect its interest and the interests of the Second Lien Secured Parties in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Shares, whether or not the Collateral Agent or any other Second Lien Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.

12.    Remedies. Subject to the terms of the First Lien/Second Lien Intercreditor Agreement, if any Event of Default shall have occurred and be continuing:

(a)    The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the NY UCC (whether or not the NY UCC applies to the affected Collateral) and also may without notice, except as otherwise specified in this Agreement, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by Applicable Law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent or any Second Lien Secured Party shall have the right upon any such public sale, and, to the extent permitted by Applicable Law, upon any such private sale, to purchase all or any part of the Collateral so sold and the Collateral Agent or such other Second Lien Secured Party may, subject to (x) the satisfaction in full of all payments due pursuant to Section 12(b)(i) hereof and (y) the satisfaction of the Second Lien Obligations in accordance with the priorities set forth in Section 12(b), pay the purchase price by crediting the amount thereof against the Second Lien Obligations. Each Pledgor agrees that, to the extent notice of sale shall be required by Applicable Law, at least ten days’ notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by Applicable Law, each Pledgor hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 12 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

(b)    Except as expressly provided elsewhere in this Agreement or any other Credit Document (including the First Lien/Second Lien Intercreditor Agreement), all proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral shall be applied after receipt as follows:

(i)    FIRST, to the payment of all reasonable and documented out-of-pocket costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, the other Credit Documents, any Additional Second Lien Agreement or any of the Second Lien Obligations, including all court costs and the reasonable and documented fees and out-of-pocket expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder, under any other Credit Document or under any Additional Second Lien Agreement on behalf of any Pledgor and any other reasonable and documented out-of-pocket costs or expenses incurred in connection with the exercise of any right or remedy hereunder, under any other Credit Document or under any Additional Second Lien Agreement;

(ii)    SECOND, to the Second Lien Secured Parties, an amount equal to all Second Lien Obligations owing to them on the date of any such distribution, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Second Lien Secured Parties in proportion to the unpaid amounts thereof;

(iii)    THIRD, any balance of such proceeds shall be applied as set forth in Section 4.01 of the First Lien/Second Lien Intercreditor Agreement; and

(iv)    FOURTH, any surplus then remaining shall be paid to the Pledgors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Notwithstanding the foregoing, (i) no amounts received from any Pledgor shall be applied to any Excluded Swap Obligation of such Pledgor and (ii) after the payments pursuant to clause FIRST above, if an intercreditor agreement (including an Equal Priority Intercreditor Agreement or other Customary Intercreditor Agreement) has been entered into among the holders of Second Lien Obligations which provides for the application of proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral, then such proceeds shall be applied pursuant to the terms of such intercreditor agreement (including an Equal Priority Intercreditor Agreement or other Customary Intercreditor Agreement) and in making the determination and allocations required in any intercreditor agreement the Collateral Agent may conclusively rely upon information supplied by the applicable Authorized Representatives as to the amounts of unpaid principal and interest and other amounts outstanding with respect to such Second Lien Obligations and the Collateral Agent shall have no liability to any of the Second Lien Secured Parties for actions taken in reliance on such information.

The Collateral Agent shall have absolute discretion as to the time of the application of any such proceeds in accordance with this Section 12. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

(c)    The Collateral Agent may exercise any and all rights and remedies of each Pledgor in respect of the Collateral.

(d)    All payments received by any Pledgor after the occurrence and during the continuation of an Event of Default and after prior written notice from the Collateral Agent to the Borrower (it being understood that the exercise of remedies by the Second Lien Secured Parties in connection with an Event of Default under Section 11.5 of the Second Lien Credit Agreement or any equivalent provision of any Additional Second Lien Agreement shall be deemed to constitute a request by the Collateral Agent for the purposes of this sentence and in such circumstances, no such written notice shall be required) in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent (or its agent, designee or bailee) as Collateral in the same form as so received (with any necessary indorsement).

(e)    If the Collateral Agent shall determine to exercise its right to sell all or any of the Pledged Shares pursuant to this Section 12, each Pledgor recognizes that the Collateral Agent may be unable to effect a public sale of any or all of the Pledged Shares, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Shares for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.

(f)    If the Collateral Agent determines to exercise its right to sell any or all of the Collateral, upon written request, each Pledgor shall, from time to time, furnish to the Collateral Agent all such information as the Collateral Agent may reasonably request in order to determine the number of shares and other instruments included in the Collateral which may be sold by the Collateral Agent as exempt transactions under the Securities Act and rules of the SEC, as the same are from time to time in effect.

13.    Amendments, etc. with Respect to the Second Lien Obligations; Waiver of Rights. Except for the termination of a Pledgor’s Second Lien Obligations hereunder as provided in Section 14, each Pledgor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Pledgor and without notice to or further assent by any Pledgor, (a) any demand for payment of any of the Second Lien Obligations made by the Collateral Agent or any other Second Lien Secured Party may be rescinded by such party and any of the Second Lien Obligations continued, (b) the Second Lien Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Second Lien Secured Party, (c) the Secured Debt Documents, any Additional Second Lien Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the terms of the applicable Secured Debt Document or Additional Second Lien Agreement and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Second Lien Secured Party for the payment of the Second Lien Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Second Lien Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Second Lien Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against any Pledgor, the Collateral Agent or any other Second Lien Secured Party may, but shall be under no obligation to, make a similar demand on the Borrower (to the extent such demand is in respect of any Second Lien Obligations owing by the Borrower) or any other Pledgor or pledgor, and any failure by the Collateral Agent or any other Second Lien Secured Party to make any such demand or to collect any payments from the Borrower or any other Pledgor or pledgor or any release of the Borrower or any other Pledgor or pledgor shall not relieve any Pledgor in respect of which a demand or collection is not made or any Pledgor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Second Lien Secured Party against any Pledgor. For the purposes hereof “demand” shall include the commencement and continuation of any legal proceedings. In the event of any conflict between the terms of this Section 13 and the Second Lien Credit Agreement, the Second Lien Credit Agreement shall prevail.

14.    Continuing Security Interest; Assignments Under the Secured Debt Documents or any Additional Second Lien Agreement; Release.

(a)    This Agreement and the security interest granted hereunder shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Pledgor and the successors and assigns thereof and shall inure to the benefit of the Collateral Agent and the other Second Lien Secured Parties and their respective successors, indorsees, transferees and assigns until the Termination Date, notwithstanding that from time to time prior to the Termination Date, the Pledgors may be free from any Obligations.

(b)    (i) A Subsidiary Pledgor shall automatically be released from its obligations hereunder and the Liens and the Security Interests in the Collateral of such Subsidiary Pledgor created hereby shall be automatically released (x) as it relates to the Obligations, upon the consummation of any transaction permitted by the Second Lien Credit Agreement, as a result of which such Subsidiary Pledgor ceases to be a Restricted Subsidiary of the Borrower or otherwise becomes an Excluded Subsidiary and (y) as it relates to any Additional Second Lien Obligations under any Additional Second Lien Agreement, upon the consummation of any transaction permitted by such Additional Second Lien Agreement, as a result of which such Subsidiary Pledgor ceases to be a guarantor thereunder; and (ii) Holdings (or the Previous Holdings, as the case may be) shall automatically be released from its obligations hereunder and the Security Interests in the Collateral of Holdings (or the Previous Holdings, as the case may be) created hereby shall be automatically released upon a Holdings Termination Event and/or in accordance with the formation or acquisition of a New Holdings, in each case, that satisfies the conditions set forth in (x) as it relates to the Obligations, the Second Lien Credit Agreement and (y) as it relates to any Additional Second Lien Obligations under any Additional Second Lien Agreement, such Additional Second Lien Agreement.

(c)    The Security Interests created hereby in any Collateral shall be automatically released and such Collateral sold free and clear of the Liens and the Security Interests created hereby (i) as required by the Collateral Agent to effect any sale, transfer or other Disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to this Agreement, (ii) upon any sale, transfer or other Disposition by any Pledgor of any Collateral that is permitted under the Second Lien Credit Agreement and each Additional Second Lien Agreement (other than to another Pledgor), (iii) upon the effectiveness of any release (including any written consent to such release) of the Liens and the Security Interests created hereby in any Collateral in accordance with Section 13.17 of the Second Lien Credit Agreement and any applicable provision in each Additional Second Lien Agreement, (iv) upon such Collateral becoming Excluded Capital Stock or Excluded Property, (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Second Lien Guarantee (in accordance with Section 13.17 of the Second Lien Credit Agreement and the Second Lien Guarantee) or (vi) as otherwise provided in any applicable intercreditor agreement (including any Equal Priority Intercreditor Agreement or other Customary Intercreditor Agreement) among holders of Second Lien Obligations.

(d)    In connection with any termination or release pursuant to paragraph (a), (b) or (c), the Collateral Agent shall execute and deliver to any Pledgor or authorize the filing of, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 14 shall be without recourse to or warranty by the Collateral Agent.

15.    Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Second Lien Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Second Lien Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Pledgor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Pledgor or any substantial part of its property, or otherwise, all as though such payments had not been made.

16.    Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Second Lien Credit Agreement (whether or not then in effect). All communications and notices hereunder to any Subsidiary Pledgor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Second Lien Credit Agreement (whether or not then in effect). All notices to any holder of Additional Second Lien Obligations shall be given to it in care of the applicable Authorized Representative at such Authorized Representative’s address set forth in the applicable Additional Second Lien Secured Party Consent or Additional Second Lien Agreement, as the case may be, as such address may be changed by written notice to the Collateral Agent and the Borrower.

17.    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission (i.e., a “PDF” or “TIF” file)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Collateral Agent and the Borrower.

18.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

19.    Integration. This Agreement together with the other Credit Documents and each Additional Second Lien Agreement represents the agreement of each of the Pledgors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Second Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Debt Documents or any Additional Second Lien Agreement (and each other agreement or instrument executed or issued in connection therewith).

20.    Amendments in Writing; No Waiver; Cumulative Remedies.

(a)    None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Pledgor(s) and the Collateral Agent in accordance with Section 13.1 of the Second Lien Credit Agreement. The Collateral Agent may, without the consent of any Lender, enter into any amendments to this Agreement (including modifications of the terms “Additional Second Lien Agreement” and “Additional Second Lien Obligations” and any provisions of this Agreement referencing such terms) to reflect the issuance or Incurrence of any Indebtedness secured by a Lien permitted by Section 10.2(a) of the Second Lien Credit Agreement that is not secured by Liens granted under this Agreement.

(b)    Neither the Collateral Agent nor any other Second Lien Secured Party shall by any act (except by a written instrument pursuant to Section 20(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof or of any other applicable Secured Debt Document or of any Additional Second Lien Agreement. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Second Lien Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Second Lien Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Second Lien Secured Party would otherwise have on any other occasion.

(c)    The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

21.    Collateral Agent as Agent. Section 6.3 and Section 6.4 of the Second Lien Security Agreement are incorporated herein, mutatis mutandis.

22.    Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

23.    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, designees and sub-agent permitted hereby, except that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent, except pursuant to a transaction permitted by each of the Second Lien Credit Agreement and any Additional Second Lien Agreements.

24.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

25.    Submission to Jurisdiction; Waivers. Each Pledgor hereby irrevocably and unconditionally:

(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement, the other Credit Documents to which it is a party and any Additional Second Lien Agreement to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York located in the County of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Pledgor at its address referred to in Section 16 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d)    agrees that nothing herein shall affect the right of the Collateral Agent or any other Second Lien Secured Party to effect service of process in any other manner permitted by law or shall limit the right of the Collateral Agent or any other Second Lien Secured Party to sue in any other jurisdiction; and

(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 25 any special, exemplary, punitive or consequential damages.

26.    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

27.    Intercreditor Agreement. Notwithstanding any other provision contained herein, this Agreement, the liens and security interests created hereby and the exercise of any rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of any intercreditor agreement and, to the extent provided therein, the Second Lien Security Documents (as such term or similar term is defined in any applicable intercreditor agreement). In the event of any conflict or inconsistency between the provisions of this Agreement and any intercreditor agreement (including any Equal Priority Intercreditor Agreement or other Customary Intercreditor Agreement) among the holders of Second Lien Obligations that relates solely to the rights or obligations of, or relationship between, the Second Lien Secured Parties under the Second Lien Credit Agreement and the Second Lien Secured Parties under any Additional Second Lien Agreement, the provisions of such intercreditor agreement shall control.

Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Priority Secured Parties (as defined in the First Lien/Second Lien Intercreditor Agreement referred to below), including liens and security interests granted to Morgan Stanley Senior Funding, Inc., as collateral agent, pursuant to or in connection with the First Lien Credit Agreement dated as of October 22, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), among Holdings, the Borrower, the lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, and the other parties thereto, and (ii) the exercise of any right or remedy by the Collateral Agent or any other secured party hereunder is subject to the limitations and provisions of the First Lien/Second Lien Intercreditor Agreement, dated as of October 22, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “First Lien/Second Lien Intercreditor Agreement”), among Morgan Stanley Senior Funding, Inc., as First Lien Administrative Agent, Morgan Stanley Senior Funding, Inc., as Second Lien Administrative Agent, Holdings, the Borrower and certain of its affiliated entities party thereto. In the event of any conflict between the terms of the First Lien/Second Lien Intercreditor Agreement and the terms of this Agreement, the terms of the First Lien/Second Lien Intercreditor Agreement shall govern.

28.    Additional Second Lien Obligations. Notwithstanding any provision to the contrary in this Agreement, the Collateral Agent shall be under no obligation to serve as agent on behalf of the holders of any Additional Second Lien Obligations (or their representatives) or under any Additional Second Lien Agreement and may decide, in its sole discretion, not to serve in such role, it being understood that, in such circumstance, no provisions of this Agreement will benefit or apply to the holders of Additional Second Lien Obligations (or their representatives). It being further understood that the Collateral Agent shall serve in such role only if it has countersigned an Additional Second Lien Secured Party Consent and in such case solely with respect to the New Secured Obligation under and as defined in such Additional Second Lien Secured Party Consent. For the avoidance of doubt, any refusal by the Collateral Agent to serve as collateral agent on behalf of the holders of any Additional Second Lien Obligations (or their representatives) shall not limit the Borrower’s ability to incur such obligations and secure them by Liens on the Collateral that rank equal in priority to the Liens on the Collateral securing the Obligations and any other Second Lien Obligations if then in effect to the extent permitted to do so under each of the Second Lien Credit Agreement and any Additional Second Lien Agreement and in such case the Collateral Agent is authorized to execute an Equal Priority Intercreditor Agreement or any other Customary Intercreditor Agreement (or any joinders thereto) and any related documentation to evidence and/or acknowledge the Liens securing any such Additional Second Lien Obligations and the relationship between the Collateral Agent and the collateral agent appointed in respect of such Additional Second Lien Obligations.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

GLOBE INTERMEDIATE CORP., as Pledgor

By:	/s/ Charles Bracher
Name: Charles Bracher
Title: Chief Financial Officer

GOBP HOLDINGS, INC., as Pledgor

By:	/s/ Charles Bracher
Name: Charles Bracher
Title: Chief Financial Officer

GOBP MIDCO, INC., as Pledgor

By:	/s/ Charles Bracher
Name: Charles Bracher
Title: Chief Financial Officer

GROCERY OUTLET INC., as Pledgor

By:	/s/ Charles Bracher
Name: Charles Bracher
Title: Chief Financial Officer

AMELIA’S, LLC, as Pledgor

By:	/s/ Charles Bracher
Name: Charles Bracher
Title: Chief Financial Officer

[Signature Page to Second Lien Pledge Agreement]

MORGAN STANLEY SENIOR FUNDING, INC., as Collateral Agent

By:	/s/ Brendan MacBride
Name: Brendan MacBride
Title: Authorized Signatory

[Signature Page to Second Lien Pledge Agreement]

SCHEDULE 1

TO THE SECOND LIEN PLEDGE AGREEMENT

SUBSIDIARY PLEDGORS

1.	GOBP Midco, Inc., a Delaware corporation

2.	Grocery Outlet Inc., a California corporation

3.	Amelia’s, LLC, a Delaware limited liability company

SCHEDULE 2

TO THE SECOND LIEN PLEDGE AGREEMENT

PLEDGED SHARES AND PLEDGED DEBT

Pledged Shares

Pledgor	Issuing Entity	Class of Equity Interests	Certificate Nos. of Issued Shares /Units	Number of Shares/Units Issued & Percentage of Class
Globe Intermediate Corp.	GOBP Holdings, Inc.	(i) Common Stock (ii) Series A Preferred	N/A	N/A

GOBP Holdings, Inc.	GOBP Midco, Inc.	Common Stock	CS-1	1,000

GOBP Midco, Inc.	Grocery Outlet Inc.	Series A Voting Common Stock	No. 21	1,000

Grocery Outlet Inc.	Amelia’s, LLC	Membership Units	No. 2	100

S-1

Pledged Debt

The Intercompany Note (as defined in the Second Lien Credit Agreement), dated as of the Closing Date and executed by Holdings, the Borrower and each other Restricted Subsidiary of the Borrower.

S-2